As filed with the Securities and Exchange Commission on January 30, 1998
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

        Maryland                                     36-395116
(State of incorporation)               (I.R.S. Employer Identification Number)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
          (Address, including zip code, of principal executive offices)

          FIRST INDUSTRIAL REALTY TRUST, INC. 1997 STOCK INCENTIVE PLAN
            FIRST INDUSTRIAL REALTY TRUST, INC. DEFERRED INCOME PLAN
                            (Full title of the plans)

--------------------------------------------------------------------------------

                                Michael T. Tomasz
                      President and Chief Executive Officer
                       First Industrial Realty Trust, Inc.
                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
                 (Name, address, and telephone number, including
                        area code, of agent for service)


--------------------------------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum        Proposed Maximum
        Title of              Amount to be          Offering Price        Aggregate Offering         Amount of
    Securities to be         Registered(1)            Per Share                 Price            Registration Fee
       Registered
------------------------------------------------------------------------------------------------------------------

     Common Stock,         630,000 shares (2)          $36.75(4)            $23,152,500               $6,830
     $.01 par value        4,370,000 shares (2)        $35.82(5)           $156,533,400              $46,178
                           500,000 shares (3)          $36.75(4)            $18,375,000               $5,421
------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Plan") and the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)  Shares registered for issuance under the 1997 Plan.

(3)  Shares registered for issuance under the Deferred Income Plan.

(4) This estimate is made pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices of the Common Stock on the New York Stock Exchange on January 29, 1998.

(5) This estimate is made pursuant to Rule 457(h) under the Securities Act solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

================================================================================

                             AMENDMENT OF 1997 PLAN


     On September 30, 1997, First Industrial Realty Trust, Inc. (the "Company") filed a Registration Statement on Form S-8 (No. 333-36699) with the Securities and Exchange Commission (the "Commission") under which 1,500,000 shares of Common Stock were registered for issuance under the 1997 Plan. On December 4, 1997, the Board of Directors of the Company approved an amendment to the 1997 Plan to increase the number of shares of Common Stock that may be issued under the 1997 Plan from 1,500,000 to 6,500,000, subject to adjustment in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event. This Registration Statement increases to 6,500,000 the total number of shares of Common Stock registered for issuance under the 1997 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference the documents listed in (a) through (o) below, which have previously been filed with the Commission:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission (File No. 1-13102) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997, as amended by the Company's Form 10-Q/A No. 1 filed May 30, 1997;

     (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended by Form 10-Q/A No. 1 filed August 26, 1997;

     (d) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (e) the Company's Current Report on Form 8-K filed February 12, 1997, as amended by Form 8-K/A No. 1 filed April 10, 1997;

     (f)  the Company's Current Report on Form 8-K filed May 13, 1997;

     (g)  the Company's Current Report on Form 8-K filed June 6, 1997;

     (h) the Company's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 1 filed September 4, 1997 and Form 8-K/A No. 2 filed October 16, 1997;

     (i)  the Company's Current Report on Form 8-K filed September 11, 1997;

     (j)  the Company's Current Report on Form 8-K filed September 19, 1997;

     (k)  the Company's Current Report on Form 8-K filed September 29, 1997;

     (l)  the Company's Current Report on Form 8-K filed October 21, 1997;

     (m)  the Company's Current Report on Form 8-K filed November 14, 1997;

     (n) the Company's Current Report on Form 8-K filed December 23, 1997, as amended by Form 8-K/A No. 1 filed January 22, 1998; and

     (o) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated June 23, 1994 and Form 8-A filed September 24, 1997.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's Directors and officers of monetary damages to the Company. The Articles of Incorporation and Bylaws obligate the Company to indemnify its Directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and its stockholders against these individuals. The provisions of Maryland law provide for the indemnification of officers and directors of a company under certain circumstances.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     Exhibit

      4.1 First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan, as amended.

      4.2      First Industrial Realty Trust, Inc. Deferred Income Plan.

      5.1 Opinion of Cahill Gordon & Reindel as to the legality of the securities being registered.

     23.1      Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     23.2 Consent of Cahill Gordon & Reindel (included in their opinion filed as Exhibit 5.1).

     24.1       Powers of Attorney (included on signature page).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 30, 1998.

                              FIRST INDUSTRIAL REALTY TRUST, INC.


                              By:    /s/ Michael J. Havala
                                     -------------------------------------
                              Name:  Michael J. Havala
                              Title:    Principal Financial and Accounting
                                           Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of First Industrial Realty Trust, Inc. hereby severally constitute and appoint Michael J. Havala our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable First Industrial Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                            Title             Date
          ---------                            -----             ----

    /s/ Michael T. Tomasz         Principal Executive      January 30, 1998
------------------------------    Officer and Director
    Michael T. Tomasz

    /s/ Michael J. Havala         Principal Financial and  January 30, 1998
------------------------------    Accounting Officer
    Michael J. Havala

    /s/ Michael W. Brennan        Chief Operating          January 30, 1998
------------------------------    Officer and Director
    Michael W. Brennan

    /s/ Michael G. Damone         Director                 January 30, 1998
------------------------------
    Michael G. Damone

    /s/ John L. Lesher            Director                 January 20, 1998
------------------------------
    John L. Lesher

    /s/ Kevin W. Lynch            Director                 January 16, 1998
------------------------------
    Kevin W. Lynch

    /s/ John E. Rau               Director                 January 30, 1998
------------------------------

          Signature                            Title             Date
          ---------                            -----             ----

    John E. Rau

    /s/ Jay H. Shidler            Chairman of the Board    January 30, 1998
------------------------------    of Directors
    Jay H. Shidler

    /s/ Robert J. Slater          Director                 January 30, 1998
------------------------------
    Robert J. Slater

    /s/ J. Steven Wilson          Director                 January 30, 1998
------------------------------
    J. Steven Wilson

                                  EXHIBIT INDEX

Exhibit
Number                   Description                                  Page

4.1      First Industrial Realty Trust, Inc. 1997 Stock Incentive
         Plan, as amended.

4.2      First Industrial Realty Trust, Inc. Deferred Income Plan

5.1      Opinion of Cahill Gordon & Reindel, counsel to
         Registrant, as to the legality of the shares being registered.

23.1     Consent of Coopers & Lybrand L.L.P.,
         Independent Accountants.

23.2 Consent of Cahill Gordon & Reindel (included in their opinion filed as Exhibit 5.1).

24.1     Power of Attorney (included on signature page).